BINDING COMMITMENT TO PURCHASE (LA MILLONARIA)

THIS BINDING COMMITMENT TO PURCHASE (this “Agreement”) is made as of the 19th day of December, 2007

BETWEEN: CORPORACION AMERMIN S.A DE C.V

Ramon Dominguez #200, Col. Deportistas, 31125, Chihuahua, Chihuahua, Mexico;

(the "Seller")

OF THE FIRST PART

AND: MINERO LA CAMERA MEXICO, S.A. DE C.V.

_________________;

(the "Buyer")

OF THE SECOND PART

AND INTERVENED TO THE AGREEMENT:

AND: TARA GOLD RECOURCES CORP. ,

a company incorporated under the laws of Nevada, having its registered office at Tara Gold Resources Corp., 2162 Acorn Court, Wheaton, Illinois  60187;

(“Tara Gold”)

AND: LA CAMERA MINING INC.,

a company incorporated under the Business Corporations Act (Ontario), having its registered office at 131 Bloor Street West, Upper Penthouse West, Toronto, ON  M5S 1S3;

(“CAMERA”)

WHEREAS:

A.

Tara Gold has a 99.9% beneficial interest in the Seller, and the Seller has Contractual Interests (as hereinafter defined) in the Property (as hereinafter defined).

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The “Property” shall mean the mineral claim blocks, mining leases, other mining interests and other rights in and to the real property related thereto as described in Schedule “A” attached hereto.  Any reference herein to any mineral claim blocks comprising the Property includes any mineral leases or other interests into which such mineral claim blocks may have been converted.  The “Contractual Interests” shall mean Seller’s interest in the option contracts related to the Property described in Schedule “B” attached hereto; and

B.

Pursuant to a Master Agreement dated December 14, 2007 between Tara Gold and CAMERA (the “Master Agreement”), Tara Gold has agreed to cause the Seller to grant an exclusive commitment to purchase to the Buyer to acquire a 70% undivided interest in and to the Property on the terms and conditions hereinafter set forth, and the Buyer has executed and delivered certain promissory notes as more fully described therein (collectively, the “Notes”);

NOW THEREFORE the parties hereto agree as follows:

DEFINITIONS

1.

For the purposes of this Agreement the following words and phrases shall have the following meanings, namely:

(a)

“Assumed Obligations” shall mean all of those obligations, covenants and burdens under the Contractual Interests which are expressly set forth in this Agreement, including, without limitation, those set forth in Section 3 below and those on Schedule “C” attached hereto;

(b)

"Bankable Feasibility Study" means a detailed study of the Property in which all geological, engineering, operating, economic and other relevant factors are analyzed in sufficient detail that it could reasonably serve as the basis for a final decision by a financial institution to finance the development of the Property for mineral production;

(c)

"Commitment Period" means the period from the date of this Agreement to and including the sooner of (i) the date of the exercise of the Commitment to Purchase in accordance with this Agreement, or (ii) the termination of this Agreement;

(d)

"Commitment to Purchase" means the exclusive right to acquire up to a 70% undivided interest in and to the Property as provided in this Agreement;

(e)

"Exploration Expenditures" means the sum of all direct expenditures on the exploration and development of the Property, including those of a capital nature that have been pre-approved by the Seller, but excluding equity related incentives, taxes and costs contemplated under Section 3 of this Agreement, with the exception of Sections 3(b)(ii), incurred or

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chargeable by the Buyer with respect to the exploration and development of the Property; and

(f)

“Permits” means all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, or any other person, necessary for the past, present or anticipated conduct of, or relating to the operation of the Property.

(g)

La Camera shall fulfill each and every of its obligations, covenants and conditions under that certain Letter of Agreement dated as of November 30, 2007 by and among the Seller, La Camera, Tara Gold and Lateegra Gold Corp., including, without limitation, the payment of the Cash Payment and the making of the Share Payment as such terms are defined therein.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER

2.

(a)

Each of the representations and warranties made by the parties under the Master Agreement is hereby incorporated into this Agreement as if such representation and warranty was fully restated and made hereunder.

(b)

In addition to the representations and warranties under the Master Agreement, the Seller represents and warrants to and covenants with the Buyer, that:

(i)

the Seller holds the Contractual Interests free and clear of all liens, charges and claims of others, except as contained in Schedule "A" hereto;

(ii)

there are not any adverse claims or challenges against or to the ownership of or title to any of the Contractual Interests, and there are no outstanding agreements or options to acquire or purchase the Contractual Interests or any portion thereof, and no person other than the Seller, pursuant to the provisions hereof, has any royalty or other interest whatsoever in production from any of the Contractual Interests; and

(iii)

the contracts and documents which make up the Contractual Interests as set forth on Schedule “B” attached hereto are in full force and effect, and, as of the date hereof, to the best of its knowledge, the Seller has fulfilled each of its material obligations and duties thereunder.

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GRANT OF COMMITMENT TO PURCHASE / CONSIDERATION

3.

(a)

The Seller hereby grants to the Buyer the Commitment to Purchase, which shall be a right to acquire a 70% undivided interest in and to the Property, subject to the terms of this Agreement, free and clear of all charges, encumbrances and claims, except for those set out in Schedule "A" hereto.

(b)

In consideration for the Commitment to Purchase, the Buyer shall:

(i)

fulfill and assume all the Assumed Obligations of the Seller, including, without limitation, making all the payments in accordance with the payment schedule included hereto within Schedule “C”, which payments shall be made to the Seller on or before the Payment Due Date from the Buyer (which is fourteen (14) days prior to the Payment Scheduled Due Date) as such terms are set forth on Schedule “C.”   All such payments shall be made pursuant to the wire transfer instructions set forth in Schedule “D” or as otherwise directed by Seller; and

(ii)

in addition to obligations set forth elsewhere in this Agreement, incur, at a minimum, $750,000 for calendar year 2008 and $1,250,000 per year for each calendar year thereafter in Exploration Expenditure on the Property through calendar year 2010.  In the event that the Buyer spends, in any calendar year through calendar year 2010, less than the specified sum, the Buyer shall, in addition to its Exploration Expenditures due for the subsequent years, invest twice such difference (the “Doubled Deficit”) as an additional Exploration Expenditure in the Property within a three (3) month period after the end of such year, and if not done within such three (3) month period, the Buyer shall pay to the Seller any portion of the Doubled Deficit which is not so invested immediately upon the expiry of that three (3) month period in full satisfaction of the Exploration Expenditures obligations set forth above for such prior year.

(c)

During the Commitment Period, the Buyer shall cause all net revenue resulting from production under the Contractual Interests and the Property to be divided between La Camera and Tara Gold as follows:  La Camera will retain seventy percent (70%) of the net revenue and Tara will retain thirty percent (30%) of the net revenue.

(d)

In the event that La Camera undertakes to purchase any additional properties or contractual interests which are within a two (2) mile radius of the Property, then such costs will be borne by La Camera exclusively.

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The definition of “Property” shall be revised to include the additional properties and the definition of “Assumed Obligations” shall be revised to include all obligations, covenants and burdens under the option contracts related to the additional properties.

(e)

La Camera will pay all semi-annual concession rights payments and complete all annual work assessment reports due in connection with the Contractual Interests on a timely basis, as per relevant Mexican laws and regulations.

(f)

Prior to the transfer of the Property pursuant to the Commitment to Purchase (the “Transfer”), La Camera will enter into a Joint Operating Agreement with Tara Gold in accordance with Section 10 of this Agreement.

OBLIGATIONS OF THE BUYER DURING COMMITMENT PERIOD

4.

During the Commitment Period the Buyer shall:

(a)

provide to Tara Gold a statement of the Exploration Expenditures, excluding IVA taxes, along with supporting documents, on a quarterly basis and upon incurring the required Exploration Expenditures.  Tara Gold, within ninety (90) days of receipt of the final statement of the Exploration Expenditures, shall review all the statements for eligible spending and send a letter to the Buyer stating whether the Buyer has met its Exploration Expenditure obligations as outlined in Section 3(b)(ii).

(b)

maintain in good standing the Property by the doing and filing of assessment work or the making of payments in lieu thereof, by the payment of all taxes and rentals, and the performance of all other actions which may be necessary in that regard and in order to keep the Property free and clear of all liens and other charges arising from the Buyer's activities thereon;

(c)

duly record all exploration work carried out on the Property by the Buyer as assessment work ;

(d)

permit the Seller and its directors, officers, employees and designated consultants, at their own risk and expense, access to the Property at all reasonable times for all reasonable purposes;

(e)

conduct its operations on the Property in a good and workmanlike fashion and in accordance with the Contractual Interests, all applicable laws, regulations, orders and ordinances of any governmental authority;

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(f)

indemnify and save the Seller harmless in respect of any and all costs, claims, liabilities and expenses arising out of the Buyer's activities on the Property or pursuant to the Contractual Interests;

(g)

deliver to the Seller, forthwith upon receipt thereof, copies of all reports, maps, assay results and other technical data compiled by or prepared at the direction of the Buyer with respect to the Property;

(h)

provide regular reasonable updates, requested by the Seller not less frequently than once every financial quarter of CAMERA, of all work done or contemplated with respect to the Property;

(i)

fulfill all requirements, covenants and obligations under and in connection with the Assumed Obligations;

(j)

use best efforts to productively operate the Property in accordance with sound mining practices and best reasonable efforts to achieve an optimal productivity therefrom;

(k)

fulfill each of its covenants, conditions and obligations under this Agreement, the Master Agreement, the Notes and the other documents and instruments described in the Master Agreement; and

(l)

provided each of the Buyer’s obligations under this Agreement have been fulfilled in a timely manner, the Buyer, in consultation with Tara Gold, shall act as the “operator” of the operations on the Property.

EXERCISE OF COMMITMENT TO PURCHASE / TRANSFER OF PROPERTY

5.

Provided all of the terms and conditions contained in this Agreement have been fulfilled in a timely manner, the Buyer may exercise the Commitment to Purchase by delivering to the Seller written notice of its intention to exercise the Commitment to Purchase.  Such written notice shall be delivered to the Seller on or before within thirty (30) days of first receipt of a Bankable Feasibility Study.  Provided (i) such notice is given, (ii) all of the terms and conditions contained in this Agreement have been fulfilled, and (iii) the Contractual Interests have not been terminated, altered or modified at no fault of Seller, then the Commitment to Purchase shall be effective as of thirty (30) days after written notice is delivered, at which time the following shall occur:

(a)

a 70% undivided right, title and interest in and to the Property shall be transferred to the Buyer, free and clear of all charges, encumbrances and claims except for those set out in Schedule "A" hereto; and

(b)

the Seller and the Buyer shall enter into a Joint Operating Agreement in accordance with Section 10 below in a form agreeable to all concerned parties.

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RIGHT OF ENTRY

6.

Throughout the Commitment Period, the Buyer shall, subject to the terms of the Contractual Interests, have the right in respect of the Property to:

(a)

enter thereon;

(b)

have quiet possession thereof;

(c)

do such prospecting, exploration, development and other mining work thereon and thereunder as the Contractual Interests and applicable law permit and the Buyer in its sole discretion may determine advisable;

(d)

bring upon and erect upon the Property such buildings, plant, machinery and equipment as the Buyer may deem advisable; and

(e)

remove therefrom and dispose of reasonable quantities of ores, minerals and metals for the purposes of obtaining assays or making other tests.

TERMINATION OF COMMITMENT TO PURCHASE

7.

(a)

The Commitment to Purchase shall terminate:

(i)

by mutual written consent of the Parties;

(ii)

the Seller may terminate this Agreement by giving written notice to the Buyer, in the event any of CAMERA or the Buyer has breached any material representation, warranty, or covenant contained in this Agreement and the Seller has notified the Buyer of the breach and the Buyer has failed to correct the same within ten (10) days; and

(iii)

the Buyer may terminate this Agreement by giving written notice to the Buyer, in the event any of Tara Gold or the Seller has breached any material representation, warranty, or covenant contained in this Agreement and the Buyer has notified the Seller of the breach and the Seller has failed to correct the same within ten (10) days.

(b)

If the Commitment to Purchase is terminated otherwise than upon the exercise thereof, the Buyer shall:

(i)

leave in good standing for a period of at least six (6) months from the termination of the Commitment Period those mineral claims comprising the Contractual Interests, to the extent allowable by the laws of the jurisdiction in which the Property is situated;

(ii)

deliver or make available at no cost to the Seller within thirty (30) days of such termination, all drill core, copies of all reports, maps,

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assay results and other relevant technical data compiled by, prepared at the direction of, or in the possession of the Buyer with respect to the Property and not theretofore furnished to the Seller; and

(iii)

reclaim the Property in accordance with the requirements of all applicable environmental laws and regulations, but only to the extent that such requirements result from the Buyer's activities on the Property hereunder.

TRANSFERS

8.

Neither the Seller nor the Buyer may transfer, sell, pledge, assign, sublet or convey any interest under this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld.  Any transfer without such prior written consent shall be deemed null and void in its entirety.

SURRENDER OF PROPERTY INTERESTS PRIOR TO TERMINATION OF AGREEMENT

9.

Subject to the restrictions noted below, the Buyer may in its sole discretion at any time during the Commitment Period elect to abandon all but not part of any “Mineral Claim Block” comprised in the Contractual Interests by giving a thirty (30) day notice to the Seller of such intention.  Each of the concession names identified on Schedule “A” attached hereto shall be deemed part of one, single Mineral Claim Block, which is hereinafter referred to as “Mineral Claim Block A”.  Any subsequent additions acquired by the Buyer in accordance with Section 3 (b) (iii) or Section 15 of this Agreement may be deemed part of one or more other Mineral Claim Blocks, as the Parties may reasonably agree at the time of acquisition.  In no case shall the Buyer be entitled to abandon any mineral concession which is part of a Mineral Claim Block without also abandoning each mineral concession in such Mineral Claim Block.  The Buyer shall cause any Mineral Claim Block so abandoned to be in good standing under the laws of the jurisdiction in which they are situate for at least six (6) months from the date of abandonment; provided, however, the Buyer shall not be responsible for matters which keep an abandoned Mineral Claim Block from being in good standing if (A) such matters existed prior to the Buyer’s interest in the applicable claim and (B) the Buyer used its best efforts to cause such good standing.  Upon any such abandonment, any Mineral Claim Block so abandoned shall, for all purposes of this Agreement, cease to form part of the Contractual Interests or the Property and, if title to such claims has been transferred to the Buyer, the Buyer shall, at the Seller’s request retransfer such title to the Seller at the Buyer's expense.  In no case shall the abandonment of any one or more Mineral Claim Block affect in any way the Buyer’s obligations under the Master Agreement or the Notes unless the Buyer abandons each and every Mineral Claim Block under this Agreement, in which case, the Buyer’s obligations under the particular Note which corresponds to this Agreement (La Millonaria), but not the other Notes, shall cease with regard to payments not yet due and payable at the time of the full

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abandonment of Mineral Claim Blocks hereunder.  With regard to any abandoned Mineral Claim Block, the Assumed Obligations related to the abandoned Mineral Claim Block, shall immediately cease as to such abandoned Mineral Claim Block upon abandonment of such Mineral Claim Block, however, all of the Buyer’s  obligations for the Assumed Obligations which are not expressly applicable only to the abandoned Mineral Claim Block (including, without limitation, the Buyer’s obligations under Sections 3(b)(ii), 3(c), 3(d), 3(e), 3(f) and Section 4 of this Agreement), shall not change due to abandonment of any such Mineral Claim Block, and shall remain fully applicable to all remaining Mineral Claim Blocks, if any.

JOINT OPERATIONS

10.

CAMERA and Tara Gold agree that, prior to Transfer, CAMERA and Tara Gold shall enter into a Joint Operating Agreement with respect to the Property, which shall include the following terms and be applicable from and after the Transfer:

(a)

CAMERA shall be the operator of the joint venture, so long as it maintains a fifty percent (50%) or greater participating interest in the Property;

(b)

CAMERA shall be required to fund all joint venture and operating costs and expenditures, and Tara Gold shall not be required to make any funding nor shall Tara Gold’s 30% interest in the Property be subject to any dilution;

(c)

A management committee shall be formed, consisting of two representatives from each joint venture party. The management committee members shall have voting rights in proportion to the parties' respective participating interests. The operator shall present work programs and budgets to the management committee for approval.  In the event of a tie vote, the operator shall have the deciding vote;

(d)

CAMERA shall provide to Tara Gold an audited statement of the expenditures, excluding IVA taxes, prepared by an independent accounting firm to be mutually accepted by both parties.  CAMERA shall supply Tara Gold with any requested documents related to expenditures prepared by management as requested.

(e)

CAMERA shall be the operator of all exploration efforts regarding the Property so long as it meets all of the requirements stated in this Agreement.  If at any time CAMERA fails to meet any of the requirements outlined, it shall immediately cease to be operator of exploration and/or production efforts.  Tara Gold may have its representatives on location at any and all times to observe all operations.

(f)

The profits from operations shall be shared in accordance with the joint venture interest of each Party.

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ARBITRATION

11.

(a)

All questions or matters in dispute under this Agreement shall be submitted to arbitration pursuant to the terms hereof.

(b)

It shall be a condition precedent to the right of any party to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration shall have given not less than ten (10) days' prior notice of its intention to do so to the other party, together with particulars of the matter in dispute.  On the expiration of such ten (10) days, the party who gave such notice may proceed to refer the dispute to arbitration as provided in paragraph (c).

(c)

The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment, and the other party shall, within fifteen (15) days after receiving such notice, either consent to the appointment of such arbitrator which shall then carry out the arbitration or appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within thirty (30) days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator to act with them and be chairman of the arbitration herein provided for.  If the other party shall fail to appoint an arbitrator within fifteen (15) days after receiving notice of the appointment of the first arbitrator, the first arbitrator shall be the only arbitrator.  If the two arbitrators appointed by the parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed by the two arbitrators appointed by the parties  The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in the City of Chihuahua, Mexico, for the purpose of hearing the evidence and representations of the parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under this section.  After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the parties.  The expense of the arbitration shall be paid as specified in the award.

(d)

The parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

DEFAULT

12.

If at any time during the Commitment Period a Party is in default of any provision in this Agreement, the other Party may terminate this Agreement, but only if:

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(a)

it shall have first given to the other Party a notice of default containing particulars of the obligation which such Party has not performed, or the warranty breached and a time period of ten (10) days to cure such default; and

(b)

such Party has not, within the ten (10) day time period, cured such default.

NOTICES

13.

Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered or telecopied to such party at the address for such party specified above.  The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or, if given by telecopier, shall be deemed conclusively to be the next business day.  Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

GENERAL

14.

(a)

If there is any conflict between the terms of this Agreement and the terms of the Master Agreement, the terms of the Master Agreement shall control.

(b)

No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

(c)

The Parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the Property.

(d)

This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

(e)

This Agreement shall be governed by and construed in accordance with the laws of the Mexican United States.

(f)

Time shall be of the essence in this Agreement.

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(g)

Wherever the neuter and singular is used in this Agreement it shall be deemed to include the plural, masculine and feminine, as the case may be.

(h)

Any reference in this Agreement to currency shall be deemed to be U.S. currency.

(i)

This Agreement may be executed in counterparts, and if so executed, each counterpart shall be deemed an original.

(j)

The titles or section headings of the various provisions of this Agreement are intended solely for convenience and ease of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any such provisions.

(k)

This Agreement may not be modified or altered except by a written instrument duly executed by all Parties, and in no case shall any modification or alteration be effective unless such written instrument is duly executed by Tara Gold and CAMERA.

AREA OF MUTUAL INTEREST

15.

(a)

If, during the term of this Agreement, any Party stakes or acquires any mineral claims located wholly or partly within an area two (2) miles from the outermost boundary of the Property, the acquiring Party shall forthwith give notice to the other Party of such staking or acquisition, the cost thereof and all details in the possession of that Party with respect to the nature of the claims and the known mineralization. Whenever possible, any Party which intends to acquire additional mineral claims located wholly or partly within an area of two (2) miles from the outermost boundary of the Property, shall inform the other Party of its intention and include the other Party in the acquisition decision and negotiations.

(b)

The other Party may, within thirty (30) days of receipt of the acquiring Party's notice, elect, by notice to the acquiring Party, to require that such claims be included in and thereafter form part of the Property, as an additional mineral claim block, for all purposes of this Agreement.

(c)

If the other Party makes such election, any such related claims shall be made in the name of the Seller and included in and thereafter form part of the Property as a part of an additional Mineral Claim Block (other than Mineral Claim Block A) for the purposes of Section 9 above. The acquisition costs, all expenditures and any associated taxes related to or arising from the acquisition of such mineral claims will be paid by the Buyer.

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(d)

If the other Party does not make such election, such claims acquired or staked shall not form part of the Property and the acquiring Party shall be solely entitled thereto.

(e)

Nothing contained herein or elsewhere in this Agreement is intended to bestow on the Buyer any right, power or interest to act as an agent of the Seller.

[signature page follows]

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

AMERMIN S.A DE C.V

Per : /s/ Ramiro Trevizo Ledezma____________

        Ramiro Trevizo Ledezma, duly authorized

MINERO LA CAMERA MEXICO, S.A. DE C.V.

Per :  /s/ David Deslauriers_______________

         duly authorized

TARA GOLD RECOURCES CORP.

Per : /s/ Francis Richard Biscan Jr. _________

        Francis Richard Biscan Jr., duly authorized

LA CAMERA MINING INC.

Per : /s/ David Deslauriers_______________

         duly authorized

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SCHEDULE "A"

Mining Concessions:
Title:	Name:
181,965	La Colmena
196,120	La Billonaria
191,845	Cuitlahuac
211,981	La Mexicana

Future Mineral Claim Blocks will be added as they are acquired under Section 15 of this Agreement.

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SCHEDULE “B”

CONTRACTUAL INTERESTS

See Attached

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SCHEDULE “C”

THE MILLONARIA PROJECT

Mining Concessions:
Title:	Name:
181,965	La Colmena
196,120	La Billonaria
191,845	Cuitlahuac
211,981	La Mexicana

I.

Payment and tax obligations:

-

In order to determine the price to be paid by the buyer for the title of the mining concessions, drilling studies have to be performed at the mining site at its own cost, attending to the 43/101 international standards, pursuing the specification of the positive in situ reserves and the probable in situ reserves.

-

Once the studies are concluded, the price shall be fixed by adding: (1) The 1% (one per cent) of the positive in situ reserves multiplied by the last 12 months average of the international market value of an ounce of gold, and; (2) The 0.5% (point five percent) of the probable in situ reserve, likewise multiplied by the last 12 months average of the international market of an ounce of gold.

-

Nevertheless, the price to be paid by the buyer for the title of the mining concessions can not be more than $7’000,000.00 Dollars, plus V. A. T., even though the calculation mentioned above results in a higher price.

-

Payments of $90,000.00 plus V.A.T. taxes must be made every 90 days beginning January 24, 2008, which shall continue until the investment commitment of 2 million is complete.

-

The to-be-determined price shall be paid in five years, attending to the following percentages: (1) 5% (five per cent) during the first year; (2) 10% (ten per cent) during the second year; (3) 20% (twenty per cent) during the third year; (4) 25% (twenty five per cent) during the fourth year, and; (5) 40% (forty per cent) during the fifth year.

-

From the to-be-determined price, the following specific payments shall be discounted, since the buyer is obliged to pay them while the drilling studies are performed:

-

ISR taxes due

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2

Total Expenditure to October 24, 2007

1.

The amount of $136,000.00 Dollars, already paid as a consequence of the prior Association in Participation Agreement executed and performed by the parties before;

2.

The following specific previous payments have also been made:

Date:	Amount:	V. A. T.:	Total:
October 23rd, 2006	$30,000.00	$4,500.00	$34,500.00
November 24th, 2006	$15,000.00	$2,250.00	$17,250.00
January 24th, 2007	$45,000.00	$6,750.00	$51,750.00
April 24th, 2007	$90,000.00	$13,500.00	$103,500.00
July 24th, 2007	$90,000.00	$13,500.00	$103,500.00
October 24th, 2007	$90,000.00	$13,500.00	$103,500.00
TOTALS:	$360,000.00	$54,000.00	$414,000.00

Total expenditures through October 24, 2007 = $496,000.00

Note 1: The seller granted a 30 (thirty) days grace period to pay the above described installments.

II.

Investments

-

The buyer has the obligation to invest $2’000,000.00 Dollars, within 2 years, in drilling exploration studies, in order to determine the positive and probable in situ reserves in the mining site and, consequently, be able to fix the price to be paid for the mining concessions. This investment shall start once the seller legally proofs the good standing of the title over all four mining concessions, including “La Millonaria”, taking into account that some administrative proceedings are still in progress before the General Mining Bureau.

-

The buyer is obliged to pay all costs related to the use of the superficial land located over the mining site, including any rents or administrative proceedings to be filed before the corresponding authorities.

-

The buyer must pay all costs related to the reforestation of the mining site if applicable according to Mexican law, as well as any other expenditure regarding environmental issues.

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3

III.

Obligations before the Mining Authorities

The buyer is obliged to comply with all obligations before the General Mining Bureau, including the payment of any mining duties (each semester) and the filing of the required work assessments’ reports, as well as any other obligations to maintain in good standing said concessions.

IV.

Taxes

The Buyer shall pay all applicable taxes, including, without limitation, all ISR and IVA taxes, resulting from or related to the Contractual Interests, the Property and the operations conducted under this Agreement.

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SCHEDULE "D"

Amermin Wiring Instructions

Bank Name:

     Scotia Bank Inverlat

Address:

Ave Nines Heros #403

Chihuahua, Chihuahua

Mexico

Phone:

011-52-614-415-5198

Company:

Corporacion Amermin S.A. De C.V.

Address:

Calle Allende #104, Int. 103

Col. Centro

Chihuahua, Chihuahua C.P. 3100

Mexico

Phone:

011-52-635-457-4059

U.S. Account:

 XXXXXXXXXXXX

ABA:

MBCOMXMM

Code:

         XXXXXXXXXXXXXX

or

(Only use this account if directed too)

Peso Account:

 XXXXXXXXXXXXXx

ABA:

MBCOMXMM

Code:

         XXXXXXXXXX

Initials:  ____________________  /  _____________________